LORD ABBETT BOND-DEBENTURE FUND, INC.

                             ARTICLES OF RESTATEMENT


            FIRST: LORD ABBETT BOND-DEBENTURE FUND, INC., a Maryland corporation, (the "Corporation") desires to restate its charter as currently in effect.

            SECOND: The following provisions are all the provisions of the charter currently in effect.

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                      LORD ABBETT BOND-DEBENTURE FUND, INC.


                                    ARTICLE I

            I, the subscriber, Kenneth B. Cutler, whose post office address is 63 Wall Street, New York, New York 10005, being at least twenty-one years of age, am acting as incorporator with the intention of forming a corporation under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations.


                                   ARTICLE II

            The name of the corporation (hereinafter called the "Corporation") is Lord Abbett Bond-Debenture Fund, Inc.


                                   ARTICLE III

            The current post office address of the place at which the principal office of the Corporation in the State of Maryland is located is c/o The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202.

            The Corporation's current resident agent is The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. Said resident agent is a corporation in the State of Maryland.


                                   ARTICLE IV

            The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, promoted or carried on are:

            A. To conduct, operate and carry on the business of an investment company.

            B. To purchase, subscribe for, invest in or otherwise acquire, and to own, hold, sell, possess, transfer or otherwise dispose of, or turn to account or realize upon, and generally deal in, all forms of securities of every nature, kind, character, type and form, including but not limited to, shares, stocks, bonds, debentures, notes, scrip, participation certificates, rights to subscribe, warrants, options, certificates of deposit, choses in action, evidences of indebtedness, certificates of indebtedness and certificates of interest of any and every kind and nature whatsoever, secured and unsecured, issued or to be issued, by any corporation, partnership, association, trust, entity or person, public or private, whether organized under the laws of the United States, or any state, commonwealth, territory or possession thereof, or organized under the laws of any foreign country.

            C. To issue, sell, repurchase, redeem, retire, cancel, acquire, resell, transfer, and otherwise deal in shares of the capital stock of the Corporation, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of shares of capital stock of the Corporation, any funds of the Corporation, whether capital surplus or otherwise to the full extent permitted by the laws of Maryland, without the vote or consent of the shareholders of the Corporation.

            D. To conduct its business in the State of Maryland, all other states and elsewhere in any part of the world, and to have one or more offices outside the State of Maryland.

            E. To do any and all things herein set forth, and in addition such other acts and things as are necessary or convenient to the attainment of the purposes of this Corporation, or any of them, to the same extent as natural persons lawfully might or could do in any part of the world, and to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Maryland.

            The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent, and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or county except to the extent that the same may lawfully be carried on or exercised under the laws thereof.


                                    ARTICLE V

            A. The total number of shares which the Corporation has authority to issue is 1,000,000,000 shares of capital stock of the par value of $.001 each, having an aggregate par value of $1,000,000. The amount of authorized stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote. The Board of Directors of the Corporation shall have full power and authority, from time to time, to classify or reclassify any unissued shares of stock of the Corporation, including, without limitation, the power to classify or reclassify unissued shares into series, and to classify or reclassify a series into one or more classes of stock that may be invested together in the common investment portfolio in which the series is invested, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock. All shares of stock of a series shall represent the same interest in the Corporation and have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as the other shares of stock of that series, except to the extent that the Board of Directors provides for differing preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of shares of stock of classes of such series as determined pursuant to Articles Supplementary filed for record with the State Department of Assessments and Taxation of Maryland, or as otherwise determined pursuant to these Articles or by the Board of Directors in accordance with law. Prior to the first classification of unissued shares of stock into additional series, all outstanding shares of stock shall be of a single series, and prior to the first classification of a series into additional classes, all outstanding shares of stock of such series shall be of a single class. Nothwithstanding any other provision of these Articles, upon the first classification of unissued shares of stock into additional series, the Board of Directors shall specify a legal name for the outstanding series, as well as for the new series, in appropriate charter documents filed for record with the State Department of Assessments and Taxation of Maryland providing for such name change and classification, and upon the first classification of a series into additional classes, the Board of Directors shall specify a legal name for the outstanding class, as well as for the new class or classes, in appropriate charter documents filed for record with the State Department of Assessments and Taxation of Maryland providing for such name changes and classification.

      [On July 3, 1996, the Articles of Incorporation of the Corporation were amended by the filing of Articles of Amendment with the State Department of Assessments and Taxation of Maryland which specified the legal name for the existing class of capital stock of the Corporation, both outstanding shares and unissued shares, as Class A shares.

      On July 9, 1996, the Articles of Incorporation of the Corporation were further supplemented by the filing of Articles Supplementary with the State Department of Assessments and Taxation of Maryland which, as subsequently corrected by Articles of Correction filed on September 5, 1996, increased the number of Class A shares of capital stock which the Corporation shall have authority to issue to 1,000,000,000 of the par value $.001 each, having an aggregate par value of $1,000,000. Such Articles Supplementary further provided that pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors (i) classified and reclassified 80,000,000 authorized but unissued Class A shares as Class C shares and (ii) classified and reclassified 160,000,000 authorized but unissued Class A shares as Class B shares. Such Articles Supplementary further provided that subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation's Class B and Class C stock shall be invested in the same investment portfolio of the Corporation as the Class A stock, and shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation and shall be subject to all other provisions of the Articles of Incorporation relating to stock of the Corporation generally.

      On October 9, 1997, the Articles of Incorporation of the Corporation were further supplemented by the filing of Articles Supplementary with the State Department of Assessments and Taxation of Maryland which pursuant to the authority of the Board of Directors of the Corporation to classify and reclassify unissued Shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors classified and reclassified 300,000,000 authorized but unissued Class A shares as Class Y shares. Such Articles Supplementary further provided that subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation's Class Y stock shall be invested in the investment portfolio of the Corporation as the Class A, Class B and Class C stock, and shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation and shall be subject to all other provisions of the Articles of Incorporation relating to stock of the Corporation generally.]

            B. A description of the relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of all series and classes of series of shares is as follows, unless otherwise set forth in Articles Supplementary filed for record with the State Department of Assessments and Taxation of Maryland or otherwise determined pursuant to these Articles:

            1. Assets Belonging to Series. All consideration received or receivable by the Corporation for the issue or sale of shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrecovably belong to that series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any unallocated items (as hereinafter defined) relating to that series as provided in the following sentence, are herein referred to as "assets belonging to" that series. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments that are not readily identifiable as belonging to any particular series (collectively "Unallocated Items"), the Board of Directors shall allocate such Unallocated Items to and among any one or more of the series created from time to time in such manner and on such basis as it, in its sole discretion, deems fair and equitable; and any Unallocated Items so allocated to a particular series shall belong to that series. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all series for all purposes.

            2. Liabilities Belonging to Series. The assets belonging to each particular series shall be charged with the liabilities of the Corporation in respect of that series, including any class thereof, and with all expenses, costs, charges and reserves attributable to that series, including any such class, and shall be so recorded upon the books of account of the Corporation. Such liabilities, expenses, costs, charges and reserves, together with any unallocated items (as hereinafter defined) relating to that series, including any class thereof, as provided in the following sentence, so charged to that series, are herein referred to as "liabilities belonging to" that series. In the event there are any unallocated liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular series (collectively "Unallocated Items"), the Board of Directors shall allocate and charge such Unallocated Items to and among any one or more of the series created from time to time in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable; and any Unallocated Items so allocated and charged to a particular series shall belong to that series. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all series for all purposes. To the extent determined by the Board of Directors, liabilities and expenses relating solely to a particular class (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated, which may be adopted for such class) shall be allocated to and borne by such class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends and distributions and liquidation rights of the shares of such class.

            3. Dividends. Dividends and distributions on shares of a particular series may be paid to the holders of shares of that series at such times, in such manner and from such of the income and capital gains, accrued or realized, from the assets belonging to that series, after providing for actual and accrued liabilities belonging to that series, as the Board of Directors may determine. Such dividends and distributions may vary between or among classes of a series to reflect differing allocations of liabilities and expenses of such series between or among such classes to such extent as may be provided in or determined pursuant to Articles Supplementary filed for record with the State Department of Assessments and Taxation of Maryland or as may otherwise be determined by the Board of Directors.

            4. Liquidation. In the event of the liquidation or dissolution of the Corporation, the stockholders of each series shall be entitled to receive, as a series, when and as declared by the Board of Directors, the excess of the assets belonging to that series over the liabilities belonging to that series. The assets so distributable to the stockholders of one or more classes of a series shall be distributed among such stockholders in proportion to the respective aggregate net asset values of the shares of such series held by them and recorded on the books of the Corporation.

            5. Voting. On each matter submitted to vote of the stockholders, each holder of a share shall be entitled to one vote for each such share standing in his name on the books of the Corporation irrespective of the series or class thereof and all shares of all series and classes shall vote as a single class ("Single Class Voting"); provided, however, that
      (i) as to any matter with respect to which a separate vote of any series or class is required by the Investment Company Act of 1940, as amended from time to time, applicable rules and regulations thereunder, or the Maryland General Corporation Law, such requirement as to a separate vote of that series or class shall apply in lieu of Single Class Voting as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more (but less than all) series or classes, then, subject to (iii) below, the shares of all other series and classes shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular series or class, only the holders of shares of the one or more affected series or classes shall be entitled to vote.

            6. Conversion. At such times (which times may vary among shares of a class) as may be determined by the Board of Directors, shares of a particular class of a series may be automatically converted into shares of another class of such series based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors.

            C. Notwithstanding any provision of law requiring that any action be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares or votes entitled to be cast, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon.

            D. No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation which it may issue or sell (whether out of the number of shares now or hereafter authorized by these Articles of Incorporation, or any amendment thereof, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, the Board of Directors, in its discretion, may determine.


                                   ARTICLE VI

            The following provisions are inserted for the management of the business and conduct of the affairs of the Corporation, and to create, define, limit and regulate the powers of the Corporation, and to create, define, limit and regulate the powers of the Corporation, the directors and the stockbrokers.

            A. In furtherance and not in limitation of the powers conferred by statute and pursuant to these Articles of Incorporation, the Board of Directors is expressly authorized to do the following:

            1. To make, adopt, alter, amend and repeal by-laws of the Corporation;

            2. To distribute, in its discretion, for any fiscal year (in the year or in the next fiscal year) as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable the Corporation as a regulated investment company to avoid any liability for Federal income tax in respect of such year. Any distribution or dividend paid to stockholders from any capital source shall be accompanied by a written statement showing the source or sources of such payment;

            3. To issue and sell or to cause the issuance and sale of shares of the Corporation's capital stock in such amounts and on such terms and conditions, for such purpose and for such amount or kind of consideration as is now or hereafter permitted by the laws of the State of Maryland;

            4. To purchase and to cause to be purchased shares of the capital stock of the Corporation, pursuant to paragraphs B, C and D of this Article, upon tender thereof by the holder or holders thereof or otherwise, provided the Corporation has assets legally available for such purpose whether arising out of paid-in surplus, other surplus, net profits or otherwise, to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient, and to pay for such shares in cash then held or owned by the Corporation;

            5. To authorize, subject to such vote, consent, or approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the execution and performance by the Corporation of an agreement or agreements with any person, corporation, association, partnership, or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, partnership, or other organization shall render managerial, investment advisory and related services to the Corporation (including, if deemed advisable, the management or supervision of the investment portfolio of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements;

            6. To authorize, subject to such vote, consent or approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the execution and performance by the Corporation of an agreement or agreements, which may be exclusive, with any person, corporation, association, partnership or other organization, as distributor, providing for the sale and distribution of shares of the capital stock of the Corporation. Such agreement or agreements may provide for the charge by the Corporation of a premium over the net asset value (determined as hereinafter provided) of such shares and the allowance of a discount by the Corporation to such distributor, and may further provide for the reallowance by such distributor of concessions or commissions from such discount; provided, however, that such discount shall not exceed the amount of the premium;

            7. To authorize any agreement of the character described in subparagraphs 5 or 6 of this paragraph A or other agreement or transaction with any person, corporation, association, partnership or other organization, although one or more of the members of the Board of Directors or officers of the Corporation may be the other party to any such agreement or an officer, director, shareholder, or member of such other party, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship. Any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such agreement, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any agreement entered into pursuant to said subparagraphs 5 or 6 shall be consistent with and subject to the requirements of the Investment Company Act of 1940, as amended from time to time, applicable rules and regulations thereunder or any other applicable Act of Congress hereafter enacted, and no amendment to any agreement entered into pursuant to said subparagraph 5 (other than an amendment reducing the compensation of the other party thereto) shall be effective unless assented to by the affirmative vote of a majority of the outstanding voting securities of the Corporation (as such phrase is defined in the Investment Company Act of 1940, as amended from time to time) entitled to vote on the matter.

            B. Each holder of shares of capital stock shall be entitled at his option, exercisable as hereinafter provided, to require the Corporation to purchase all or any part of the shares of its capital stock owned by such holder for an amount equal to the proportionate interest in the net assets of the Corporation represented by such shares determined as hereinafter set forth, subject to and in accordance with the provisions of the laws of Maryland, such regulations (not inconsistent with these Articles of Incorporation) as the Board of Directors may adopt and the terms and conditions set forth below. Notwithstanding the foregoing, the Corporation may deduct from the proceeds otherwise due to any stockholder requiring the Corporation to redeem shares less a charge, not to exceed one percent (1%) of such proportionate interest in such net assets, if and as fixed by resolution of the Board of Directors of the Corporation from time to time, or a reimbursement charge, a deferred sales charge or other charge that is integral to the Corporation's distribution program (which charges may vary within and among series and classes) as may be established from time to time by the Board of Directors.

            1. Such option shall be exercised in each instance by and only by the delivery during usual business hours on business day (which shall be any day on which the New York Stock Exchange is open for trading) to the Corporation, or an agent designated for the purpose by it (hereinafter referred to as an Agent) of a written request that the Corporation purchase such shares, duly executed by such holder, accompanied by surrender to the Corporation or the Agent of the certificate or certificates, if any, for the shares to be purchased in proper form for transfer, together with such documents and proof of the authenticity of signatures as may be required by the Corporation;

            2. The time as of which the net asset value applicable to any such purchase shall be computed (hereinafter referred to as a Determination
      Time) shall be a time determined by the Board of Directors in its discretion that is reasonably proximate to the time of the surrender to the Corporation or an Agent of instructions to purchase, together with the certificate or certificates, if any, for such shares, in proper form for transfer, and the manner in which such net asset value shall be determined shall be as hereinafter in paragraph D of this Article provided;

            3. Payment of the purchase price by the Corporation or an Agent under this paragraph B and paragraph C shall be made in cash within seven days after the surrender to the Corporation or an Agent of instructions to purchase, together with the certificate or certificates, if any, for such shares, in proper form for transfer, except that:

                  (a) any such payment may be postponed or right of redemption suspended (1) for any period during which the New York Stock Exchange is closed other than the customary weekend and holiday closings, or during which trading on the New York Stock Exchange is restricted; (2) for any period during which an emergency exists as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable, or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or (3) for such other periods as the Securities and Exchange Commission may by order permit for the protection of security holders of the Corporation; provided that applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) shall govern as to the existence of restricted trading under (1) above or the emergency under (2) above;

                  (b) the right of a holder of shares to receive dividends
            thereon, and all other rights with respect to such shares, shall forthwith cease and terminate from and after the time of the acceptance of such shares by the Corporation for repurchase (in accordance with this paragraph B or paragraph C of this Article V), except the right of such holder to receive in cash the repurchase price of such shares from the Corporation;

            C. The Board of Directors may authorize the purchase by the Corporation, either directly or through an agent, of shares of its capital stock by agreement with stockholders, in the open market or otherwise at prices not in excess of the net asset value of such shares (determined as hereinafter provided) as of a time determined by the Board of Directors (hereinafter referred to as a Determination Time) reasonably proximate to the time of purchase by the Corporation or any such agent.

            D. The Corporation, pursuant to a resolution of the Board of Directors and without the vote or consent of stockholders of the Corporation, shall have the right to redeem at net asset value all shares of capital stock in any stockholder account in which there are fewer than 25 shares or such lesser number of shares as shall be specified in such resolution. Such resolution shall set forth that redemption of shares in such accounts has been determined to be in the economic best interest of the Corporation or necessary to reduce disproportionately burdensome expenses in servicing stockholder accounts. Such resolution shall provide that prior notice of at least six months shall be given to a stockholder before such redemption of shares, and that the stockholder will have six months (or such longer period as is specified in the resolution) from the date of the notice to avoid such redemption by increasing his account to at least 25 shares, or such lesser number of shares as is specified in the resolution.

            E. For the purposes referred to in these Articles of Incorporation, the net asset value of shares of the capital stock of the Corporation of each series and class as of any Determination Time shall be determined by or pursuant to the direction of the Board of Directors as follows:

            1. At times when a series is not classified into multiple classes, the net asset value of each share of stock of a series, as of a determination time, shall be the quotient, carried out to not less than two decimal points, obtained by dividing the net value of the assets of the Corporation belonging to that series (determined as hereinafter provided) as of such Determination Time by the total number of shares of that series then outstanding, including all shares of that series which the Corporation has agreed to sell for which the price has been determined, and excluding shares of that series which the Corporation has agreed to purchase or which are subject to redemption for which the price has been determined.

            The net value of the assets of the Corporation of a series as of any Determination Time shall be determined in accordance with sound accounting practice by deducting from the gross value of the assets of the Corporation belonging to that series (determined as hereinafter provided), the amount of all liabilities belonging to that series (as such terms are defined in subparagraph 2 of paragraph B of Article V), in each case as of such Determination Time.

            The gross value of the assets of the Corporation belonging to a series as of such Determination Time shall be an amount equal to all cash, receivables, the market value of all securities for which market quotations are readily available and the fair value of other assets of the Corporation belonging to that series (as such terms are defined in subparagraph 1 of Paragraph B of Article V) at such Determination Time, all determined in accordance with sound accounting practice and giving effect to the following:

                  (a) the market value as of any Determination Time of any
            security owned by the Corporation which is listed or admitted to trading privileges on the New York Stock Exchange or the American Stock Exchange shall be the last sale price or (in the case of a security in which there has been no previously reported sale transaction since the last Determination Time) the mean between the last bid price and the last asked price, for such security on such exchange. In case securities being valued are listed or admitted to trading privileges on any securities exchange other than the New York Stock Exchange or the American Stock Exchange, the securities exchange, sale transactions or bid or asked prices which are to be used as aforesaid, shall be selected by the Board of Directors or any officer or other person designated by the Board of Directors for the purpose.

                  (b) The market value of securities dealt in an
            over-the-counter market shall be the mean between the last bid and asked price in such market prior to the then current Determination Time.

                  (c) The market value of other property, including any
            securities which are neither listed nor admitted to trading privileges on any exchange or dealt in an over-the-counter market, shall be determined in good faith in such manner as the Board of Directors shall prescribe from time to time.

                  (d) The determination of the market value of securities
            hereunder may be made in reliance on any recognized source of quotations or basis for ascertaining quotations.

                  (e) If a security is traded in more than one market, a
            determination may be made as to which market most accurately reflects the value of such security.

            2. At times when a series is classified into multiple classes, the net asset value of each share of stock of a class of such series shall be determined in accordance with subparagraphs 1 and 3 of this paragraph E with appropriate adjustments to reflect differing allocations of liabilities and expenses of such series between or among such classes to such extent as may be provided in or determined pursuant to Articles Supplementary filed for record with the State Department of Assessments and Taxation of Maryland or as may otherwise be determined by the Board of Directors.

            3. The Board of Directors is empowered, in its discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary or desirable, including, but without limiting the generality of the foregoing, any method based on actual market movements and any method deemed necessary or desirable in order to enable the Corporation to comply with any provision of the Investment Company Act of 1940 or any rule or regulation thereunder.

            F. Any determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with these Articles of Incorporation and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of capital stock of the Corporation, of any series or class, namely, the amount of the assets, obligations, liabilities and expenses of the Corporation or belonging to any series or with respect to any class; the amount of the net income of the Corporation from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends with respect to any series or class; the amount of paid-in surplus, other surplus, annual or other net profits, or net assets in excess of capital, undivided profits, or excess of profits over losses on sales of securities belonging to the Corporation or any series or class; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged) with respect to the Corporation or any series or class; the market value, or any sale, bid or asked price to be applied in determining the market value, of any security owned or held by the Corporation; the fair value of any other asset owned by the Corporation; the number of shares of stock of any series or class issued or issuable; the existence of conditions permitting the postponement of payment of the repurchase price of shares of stock of any series or class or the suspension of the right of redemption as provided by law; any matter relating to the acquisition, holding and disposition of securities and other assets by the Corporation; any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of any securities; and any matter relating to the issue, sale, repurchase and/or other acquisition or disposition of shares of stock of any series or class.

            G. The Corporation is adopting its corporate title through permission of the firm of Lord, Abbett & Co.; and if it shall enter into a management or advisory contract with such firm or a subsidiary or affiliate of such firm as authorized herein, the Corporation shall make appropriate agreements that upon the termination of such contract for any cause, or if such firm or subsidiary or affiliate deems it advisable to withdraw the right to the use of its name, the Corporation will, at the request of such firm or subsidiary or affiliate, take such action as may be necessary to change its name to eliminate all use of or reference to the words "Lord Abbett" in any form and will neither use or refer to such words in any name or in any other manner, nor use the registered service mark of Lord, Abbett & Co., without the written consent of such firm or subsidiary or affiliate. The Corporation shall also agree in such contract that investment companies other than the

Corporation for which such firm or a subsidiary may act as investment adviser, and other companies affiliated with Lord, Abbett & Co., may be formed with the words "Lord Abbett" in their corporate titles. Such agreements on the part of the Corporation are hereby made binding upon it, its directors, officers, stockholders, creditors and all other persons claiming under or through it.


                                   ARTICLE VII

            The current number of directors of the Corporation is eight, and the names of those who shall act as such until their successors are duly elected and qualify are as follows:

                              Robert S. Dow
                              E. Wayne Nordberg
                              E. Thayer Bigelow
                              Stewart S. Dixon
                              John C. Jansing
                              C. Alan MacDonald
                              Hansel B. Millican
                              Thomas J. Neff

However, the By-Laws of the Corporation may fix the number of directors at a number other than eight and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to divide the Board into classes, to increase or decrease the number of directors within a limit specified in the By-Laws, provided that in no case shall the number of directors be less than five, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided in the By-Laws of the Corporation, the directors of the Corporation need not be stockholders.


                                  ARTICLE VIII

            From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment that changes the terms of any of the outstanding stock by classification, reclassification or otherwise), and other provisions that might, under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation may be added or inserted, upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article VIII.

            THIRD: The foregoing restatement of the charter has been approved by a majority of the entire board of directors.

            FOURTH: The charter is not amended by these Articles of Restatement.

            FIFTH: The current address of the principal office of the Corporation is set forth in Article III of the foregoing restatement of the charter.

            SIXTH: The name and address of the Corporation's current resident agent are set forth in Article III of the foregoing restatement of the charter.

            SEVENTH: The number of directors of the Corporation and the names of those currently in office are set forth in Article VII of the foregoing restatement of the charter.


            The undersigned Vice President acknowledges these Articles of Restatement to be the corporate act of the Corporation and as to all matters or facts set forth herein required to be verified under oath, the undersigned Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.


            IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and witnessed to by its Secretary on this 24th day of April, 1998.

                                    LORD ABBETT BOND-DEBENTURE
                                    FUND, INC.


                                    By /s/ Thomas F. Konop
                                           ---------------
                                           Thomas F. Konop, Vice President

WITNESS:


/s/ Paul A. Hilstad
    ---------------
Paul A. Hilstad, Secretary